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                                                                      EXHIBIT 21

              Santa Barbara Restaurant Group, Inc. and Subsidiaries
                              List of Subsidiaries

                                       STATE OF
               ENTITY               INCORPORATION      DBA
               ------              --------------      ---
Santa Barbara Restaurant Group       Delaware          N/A
Timber Lodge Steakhouse, Inc.        Minnesota         Timber Lodge Steakhouse
JB's Family Restaurants, Inc.        Delaware          JB's Restaurant, Galaxy Diner
JB Parent Corp.                      Delaware          JB's Restaurant, Galaxy Diner &
                                                         Timber Lodge Steakhouse
GB Franchise Corporation             California        Green Burrito
Green Burrito, Inc.                  California        Green Burrito
La Salsa, Inc.                       California        La Salsa
La Salsa Franchise, Inc.             California        La Salsa
La Salsa of Nevada, Inc.             Nevada            La Salsa